SUB-ITEM 77Q1(g)

Form of Agreement and Plan of Reorganization by and among Westcore Trust, on behalf of Westcore Blue Chip Fund, Blue Chip Value Fund, Inc., and Denver Investment Advisors LLC, is incorporated herein by reference to Exhibit (4) of Westcore Trust’s Registration Statement on Form N-14, filed with the Commission on November 23, 2010 (File No. 333-170797).